Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FOURTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FOURTH AMENDMENT, effective as of July 16, 2026 (the “Effective Date”), to the Custody Agreement, dated as of March 30, 2023, as amended (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Article VII and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.
RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, the parties desire to add services applicable to exchange traded funds (each an “ETF Series”, and collectively with each Fund Series, the “Fund(s)”) to the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement; and
WHEREAS, the parties desire to amend Exhibit B of the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add Exhibit B-1 for the ETF Series; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Section 13.01, Effective Period, is hereby superseded and replaced in its entirety with the following:

13.01    Effective Period. This Agreement shall become effective as of July 16, 2026, and will continue in effect for a period of three (3) years.

2.Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.

1

3.Exhibit B of the Agreement is hereby superseded and replaced with the Exhibit B attached hereto.

4.Exhibit B-1 for the ETF Series attached hereto is hereby added to the Agreement.

5.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST

By: /s/ Joshua B. Schwab             Name: Joshua B. Schwab             Title: Treasurer and Vice President         Date: 07/16/2026

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Elizabeth Scalf
Name: Elizabeth Scalf
Title: Senior Vice President
Date: 7/17/2026

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Article VII of the Agreement only

By: /s/ Kim St. Hilaire
Name: Kim St. Hilaire
Title: Chief Operating Officer
Date: 7/16/2026

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EXHIBIT A
to the Custody Agreement
Separate Series of Aristotle Funds Series Trust

Name of Mutual Fund Series Aristotle Core Bond Fund Aristotle Core Equity Fund Aristotle Core Income Fund
Aristotle Floating Rate Income Fund Aristotle Growth Equity Fund Aristotle High Yield Bond Fund Aristotle International Equity Fund
Aristotle Pacific EXclusive Fund Series C Aristotle Pacific EXclusive Fund Series H Aristotle Pacific EXclusive Fund Series I
Aristotle Portfolio Optimization Conservative Fund (to be renamed Aristotle Multi-Asset Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Conservative Fund (to be renamed Aristotle Multi-Asset Balanced Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Fund (to be renamed Aristotle Multi-Asset Balanced Fund effective July 29, 2026)
Aristotle Portfolio Optimization Growth Fund (to be renamed Aristotle Multi-Asset Growth and Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Aggressive Growth Fund (to be renamed Aristotle Multi-Asset Growth Fund effective July 29, 2026)
Aristotle Short Duration Income Fund Aristotle Small Cap Equity Fund Aristotle Small/Mid Cap Equity Fund Aristotle Strategic Income Fund Aristotle Ultra Short Income Fund Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund

Name of ETF Series
Aristotle Core Plus Income ETF Aristotle Multi-Sector Income ETF Aristotle Short Term Income ETF

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EXHIBIT B
Fees
Fees Applicable to Mutual Fund Series Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[ ] basis points (ex-Bank Loans)
[ ] basis points (Bank Loans)
Plus portfolio transaction fees

Portfolio Transaction Fees
$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$[ ] – Option/SWAPS/future contract written, exercised or expired
$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$[ ] – Physical security transaction
$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus 2% unless a line of credit is in place.
Third Party lending - Additional fees will apply
Chief Compliance Officer Support Fee
$[ ] per year per fund complex

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* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly. Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
$[ ] implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $[ ] per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$[ ] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

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Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	Uganda	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Vietnam	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zambia	[ ]	$[ ]

6

Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

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Global Custody Base Fee
WAIVED

Safekeeping and transaction fees are assessed on security and currency transactions.
Global Custody Tax Services:
Global Filing: $[ ] per annum
U.S. Domestic Filing: $[ ] per annum (Only ADRs)
Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
Charges incurred by the Custodian directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

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EXHIBIT B-1
Fees

Fees Applicable to ETF Series
Annual Base Fees
Based upon the Average Net Assets of the Fund Complex (Fund Series and ETF Series together)

Average daily market value of all long securities and cash held
Custody	[ ] bps (ex-Bank Loans) [ ] bps (Bank Loans)
Note: Additional fee of $[ ] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor; Additional fee of $[ ] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.

Annual Base Fees include the following services:
•Custody: custody securities and cash; act as foreign custody manager; open and maintain fund custody accounts; disburse moneys, release and deliver securities.7
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Custody Services
Portfolio Transaction Fees1
•$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ] – Option/SWAPS/future contract written, exercised or expired
•$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$[ ] – Physical security transaction
•$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
•$[ ] Manual instructions fee. (Additional Per Securities and Cash Transactions)
•$[ ] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
•$[ ] Per Non-USD wire.
•$[ ] Per 3rd party FX settled at U.S. Bank
•$[ ] Monthly charge on zero valued securities (Per ISIN)
•$[ ] Per Proxy Vote cast.
•$[ ] Dormant account fee (one year no activity)

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A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Processing Service Fee – $[ ] filing fee per class action per account, plus 3% of gross proceeds recovered after settlement of a filed claim, with a maximum cost not to exceed $[ ].
•No charge for the initial conversion free receipt if fund is converting from another service provider.
•$[ ] per SMA converting into the fund
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
•Third Party lending - Additional fees will apply

Third-Party Agent Domestic Securities Lending Support*
$[ ] implementation fee per Trust per Third-Party Agent Lender Annual Base Fee $[ ] per Trust per Third-Party Agent Lender Plus Transaction fees Third-Party Agent Portfolio Transaction Fees+ $[ ] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return) + Each Third-Party Agent Lender will be invoiced directly *Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Global Custody Base Fee WAIVED
Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Reclamation Services:
•Global Filing: $[ ] per annum
•U.S. Domestic Filing: $[ ] per annum (Only ADRs)
•3rd Party Tax Service Provider: $[ ] per annum (does not include out-of-pocket expenses incurred in the fulfillment of requests from the 3rd party)
•Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out-of-pocket expenses incurred in the fulfillment of the requests.

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Miscellaneous Expenses
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

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Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Non-Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Finland	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
France	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Greece	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
			Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

12

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [ ] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	[ ]
AUSTRALIA	AU	[ ]
BELGIUM	BE	[ ]
CANADA	CA	[ ]
CHILE	CL	[ ]
CZECH REPUBLIC	CZ	[ ]
DENMARK	DK	[ ]
FINLAND	FI	[ ]
FRANCE	FR	[ ]
GERMANY	DE	[ ]
GREECE	GG	[ ]
HOLLAND	NL	[ ]
HONG KONG	HK	[ ]
HUNGARY	HU	[ ]
ISRAEL	IL	[ ]
ITALY	IT	[ ]
JAPAN	JP	[ ]
LUXEMBOURG	LU	[ ]
MEXICO	MX	[ ]
NEWZEALAND	NZ	[ ]
NORWAY	NO	[ ]
PERU	PE	[ ]
POLAND	PL	[ ]
PORTUGAL	PT	[ ]
ROMANIA	RO	[ ]
RUSSIA	RU	[ ]
SINGAPORE	SG	[ ]
SLOVAK REPUBLIC	SK	[ ]
SLOVENIA	SI	[ ]
SPAIN	ES	[ ]
SOUTH-AFRICA	ZA	[ ]
SWEDEN	SE	[ ]
SWITZERLAND	CH	[ ]
THAILAND	TH	[ ]
UNITED KINGDOM	GB	[ ]
UNITED STATES	US	[ ]

13

Additional Fees and Expenses
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Mailing, sorting and postage
•Stationary
•Specialized programming
•Special/customized reports
•Third-party data provider costs
•Wash sales reporting
•Tax e-filing charges
•PFIC monitoring
•Conversion expenses (if necessary)
•Federal and state regulatory filing fees
•Travel expenses
•Third party auditing and legal expenses
•EDGAR/iXBRL filing (may be charged by third-party or U.S Bank)
•Fair value services
•Liquidity classification reporting
•SWIFT processing
•Manually processed trade files
•Telephone toll-free lines
•Service/data conversion, based on services performed
•AML verification services
•Record retention
•Lost shareholder search
•Unclaimed property reporting (data analysis, due diligence mailings and filings)
•Disaster recovery charges
•ACH fee Fed wire charges
•NSCC activity charges
•SS&C charges
•Shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions)
•Voice response (VRU) maintenance and development
•Data communication and implementation charges
•Omnibus conversions
•FATCA and other compliance mailings
•Electronic document archiving
•Expenses incurred in the safekeeping, delivery and receipt of securities
•Shipping
•Transfer fees
•Deposit withdrawals at custodian (DWAC) fees
•SWIFT charges
•Negative interest charges
•Extraordinary expenses based upon complexity

Additional Services
Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

14